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                                                                    Exhibit 10.7

THIS AGREEMENT is made on *, 2002

BETWEEN:

(1) ST. PAUL REINSURANCE COMPANY LIMITED (registered number 01460363) of The St. Paul House, 27 Camperdown Street, London E1 8DS ("ST. PAUL RE UK"); and

(2) PLATINUM RE (UK) LIMITED (registered number 4413755) of The St. Paul House, 27 Camperdown Street, London E1 8DS ("PLATINUM RE UK"),

(each a "PARTY" and together the "PARTIES").

WHEREAS:

A. The St. Paul Companies, Inc. ("ST. PAUL") and Platinum Underwriters Holdings, Ltd. ("PLATINUM HOLDINGS") entered into a Formation and Separation Agreement dated *, 2002 (as such agreement may be amended from time to time) (the "FORMATION AGREEMENT") setting forth certain terms governing St. Paul's sponsorship of the organisation of Platinum Holdings and its subsidiaries, actions to be taken in respect of Platinum Holdings' initial public offering (the "PUBLIC OFFERING") of its common shares and the ongoing relationships between St. Paul and its subsidiaries and Platinum Holdings and its subsidiaries after the effective date of the Public Offering (the "CLOSING DATE").

B. Pursuant to the Formation Agreement, St. Paul and Platinum Holdings agreed to procure (inter alia) that St. Paul Re UK and Platinum Re UK would enter into an agreement (the "BUSINESS TRANSFER AGREEMENT") under which St. Paul Re UK would transfer certain of the assets associated with its reinsurance activities to Platinum Re UK.

C. Pursuant to the Formation Agreement, St. Paul and Platinum Holdings further agreed to procure that St. Paul Re UK and Platinum Re UK would enter into an agreement (the "UK MASTER SERVICES AGREEMENT") relating to the provision by St. Paul Re UK to Platinum Re UK of certain administrative, accounting, human resources, systems and other support services for a specified transition period after the Closing Date.

D. The Parties have agreed that the provision of services hereunder shall be conducted in a manner that is consistent with the regulatory requirements to which the Parties are respectively subject.

WHEREBY IT IS AGREED as follows:

1.     INTERPRETATION

1.1    In this agreement (including the recitals and the Schedules):

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        "ARIAS (UK)"                         has the meaning attributed to it in
                                             sub-clause 10.3;

        "BUSINESS TRANSFER AGREEMENT"        has the meaning attributed to it in
                                             Recital B;

        "CLOSING DATE"                       has the meaning attributed to it in
                                             Recital A;

        "EVENTS OF FORCE MAJEURE"            has the meaning attributed to it in
                                             sub-clause 8.2;

        "FORMATION AGREEMENT"                has the meaning attributed to it in
                                             Recital A;

        "LOSSES" means any and all losses, liabilities, claims, damages, obligations, payments, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown (including, without limitation, the costs and expenses of any
                                             Proceedings, threatened
                                             Proceedings, demand, assessment,
                                             judgment, settlement and compromise
                                             relating thereto and legal fees and
                                             any and all expenses whatsoever
                                             reasonably incurred in
                                             investigating, preparing or
                                             defending against any such
                                             Proceedings or threatened
                                             Proceedings);

        "PLATINUM HOLDINGS"                  has the meaning attributed to it in
                                             Recital A;

        "PROCEEDINGS"                        means any proceeding, suit, action,
                                             claim, arbitration, subpoena,
                                             discovery, request, inquiry or
                                             investigation by or before any
                                             court, any governmental or other
                                             regulatory or administrative agency
                                             or commission or any arbitral
                                             tribunal arising out of or in
                                             connection with this agreement;

        "PUBLIC OFFERING"                    has the meaning attributed to it in
                                             Recital A;

        "ST. PAUL"                           has the meaning attributed to it in
                                             Recital A;

        "TRANSITIONAL SERVICES"              has the meaning attributed to it in
                                             sub-clause 3.1; and

        "TRANSITIONAL SERVICES END DATE"     has the meaning attributed to it in
                                             sub-clause 3.4.

1.2    In this agreement, unless otherwise specified:

       (A) references to clauses, sub-clauses and the Schedules are to clauses and sub-clauses of, and the Schedules to, this agreement;

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       (B)   headings to clauses and the Schedules are for convenience only and do not affect the interpretation of this agreement;

       (C) the Schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement and any reference to this agreement shall include the Schedules;

       (D) references to an "AFFILIATE" shall be construed so as to mean a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified, where "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

       (E) references to a "COMPANY" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

       (F) references to a "PERSON" shall be construed so as to include any individual, firm, company, trust, governmental, state or agency of a state or any joint venture, association, partnership or other entity, whether acting in an individual, fiduciary or other capacity (whether or not having separate legal personality);

       (G) the expressions "BODY CORPORATE" and "SUBSIDIARY" shall have the meanings given in the Companies Act 1985, the Companies Consolidation (Consequential Provisions) Act 1985, the Companies Act 1989 and Part V of the Criminal Justice Act 1993;

       (H) a reference to a statute or statutory provision shall include a reference:

             (i) to that statute or provision as from time to time consolidated, modified, re-enacted or replaced by any statute or statutory provision; and

             (ii) to any subordinate legislation made under the relevant statute;

       (I) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include terms which most nearly approximate in that jurisdiction to the English legal term;

       (J) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

       (K) references to the "REGULATOR" in relation to either Party means the Financial Services Authority or any successor thereto; and

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       (L)   references to the singular shall, where the context so admits, include a reference to the plural and vice versa.

2.     CONDITION

       This agreement shall become effective on the Closing Date.

3.     TRANSITIONAL SERVICES

3.1 From and after the Closing Date, St. Paul Re UK shall provide to Platinum Re UK, or procure the provision to Platinum Re UK of, each of the services set out in the Schedule (as such may be amended from time to time with the prior agreement of the Parties) (collectively, the "TRANSITIONAL SERVICES").

3.2 St. Paul Re UK shall provide, or procure the provision of, each of the Transitional Services in such manner as Platinum Re UK may from time to time reasonably request for the purposes of this agreement, provided that in no case shall St. Paul Re UK be required to provide, or procure the provision of, any or all of the Transitional Services to a standard which is materially higher than that to which the equivalent service is generally provided by St. Paul Re UK (or an affiliate of St. Paul Re UK) in respect of other business of St. Paul Re UK.

3.3 St. Paul Re UK shall be responsible for obtaining and maintaining in full force and effect any and all licences and authorisations necessary for the lawful provision of any or all of the Transitional Services hereunder.

3.4 St. Paul Re UK shall provide, or procure the provision of, each of the Transitional Services up to and including 30th June, 2003 (the "TRANSITIONAL SERVICES END DATE"), provided that for each Transitional Service St. Paul Re UK shall consider in good faith any request by Platinum Re UK for the provision of a particular Transitional Service to be continued beyond the Transitional Services End Date in the light of the circumstances subsisting at the time such request is made. St. Paul Re UK and Platinum Re UK shall agree upon the terms which will govern the provision of the particular Transitional Service to be so provided at the time Platinum Re UK makes such request.

3.5 St. Paul Re UK shall ensure that it does not breach any obligation owed by it to the regulator and that it does not cause Platinum Re UK to be in breach of its obligations owed to the regulator through the provision of the Transitional Services hereunder.

3.6    (A)   In consideration for the provision to it of each Transitional
             Service, Platinum Re UK shall reimburse St. Paul Re UK or the affiliate of St. Paul Re UK that provides the relevant Transitional
             Services, as the case may be, in respect of the actual cost, as certified in good faith by St. Paul Re UK, of providing each Transitional Service to Platinum Re UK.

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       (B)   For the purposes of sub-clause 3.6(A) above, the actual cost shall consist of the direct and reasonable indirect costs of St. Paul Re UK or any affiliate of St. Paul Re UK providing Transitional Services hereunder and shall include any incremental and out-of-pocket costs incurred by St. Paul Re UK or any affiliate of St. Paul Re UK providing Transitional Services hereunder in connection with the Transitional Services, including the conversion, acquisition and disposition cost of software and equipment acquired for the purposes of providing the Transitional Services and the cost of establishing requisite systems and data feeds and hiring necessary personnel.

3.7    (A)   Subject to receiving assistance from St. Paul Re UK's
             employees, contractors and managed vendors, Platinum Re UK shall use commercially reasonable endeavours to eliminate its need for the Transitional Services as soon as reasonably practicable after the Closing Date.

       (B) St. Paul Re UK shall assign its service co-ordinator (as described in sub-clause 3.8 below) and shall provide such other assistance as is reasonably necessary to allow Platinum Re UK to exit St. Paul Re UK's systems in a timely and efficient manner.

3.8    (A)   Each Party shall appoint a service co-ordinator with skills and experience reasonably acceptable to the other Party who will:

             (i) provide continuous oversight and co-ordination of the Transitional Services;

             (ii) communicate concerning disputes with respect to the Transitional Services;

             (iii)  be available to the Parties during normal business hours;
                    and

             (iv) be responsible for providing, or for delegating the provision of, assistance regarding the Transitional Services.

       (B) The service co-ordinators shall co-operate on a regular basis to plan the delivery of the Transitional Services, including the timetable for performance of the Transitional Services and the incurring of costs related thereto.

       (C) Either Party may from time to time substitute the individual serving as its service co-ordinator with another individual qualified to serve in that position.

3.9    (A)   Subject to any relevant confidentiality or other obligations to or rights of third parties, St. Paul Re UK shall provide to Platinum Re UK all service operating manuals and other written materials relating to the Transitional Services, together with any supplements or updates thereto, as reasonably requested by Platinum
             Re UK.

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       (B)   Platinum Re UK may, subject to complying with the terms of this agreement and any rights of third parties, at its own expense copy any material provided to it pursuant to sub-clause 3.9(A) above.

3.10 Platinum Re UK shall promptly notify St. Paul Re UK in writing if it becomes aware of any services different from or in addition to the Transitional Services as set out in the Schedule which are necessary and advisable for fulfilling any of the purposes set out in this agreement, and the Parties hereby undertake to co-operate in good faith promptly to agree revisions to this agreement as necessary and advisable to reflect the intention of the Parties as to the provision of those services and the payment therefor or to satisfy any regulatory requirements applicable to either of them by virtue of the provision of the Transitional Services to Platinum Re UK hereunder.

3.11 Upon the terms and subject to the conditions set out in this agreement, each Party agrees to use commercially reasonable endeavours to take, or procure to be taken, all actions and to do, or procure to be done, and to assist and co-operate with the other Party in doing, all things which the Parties, acting reasonably, agree to be necessary or advisable to effect the transactions contemplated by this agreement.

3.12 Platinum Re UK shall fully comply with and shall procure that its officers, directors, employees, contractors, agents and other representatives fully comply with any security guidelines and other rules and regulations notified to it by St. Paul Re UK from time to time in respect of the enjoyment of the Transitional Services and shall not otherwise use or permit the use of the Transitional Services and/or access to the systems of St. Paul Re UK or any of its affiliates for any purpose other than in the ordinary course of the Business (as defined in the Business Transfer Agreement).

4.     AUDIT RIGHTS

4.1 Upon reasonable prior notice, each Party hereto shall have full access to any books and records maintained by the other and its affiliates insofar as reasonably necessary for the purposes of confirming amounts properly payable hereunder or satisfying any duty imposed hereby or resulting herefrom.

4.2 Each Party shall permit and co-operate with any inspection by the regulator or appointee of the regulator in relation to the provision of any of the Transitional Services hereunder.

4.3 As soon as reasonably practicable following any request (or, in the case of access required by the regulator, whether with or without notice being given by the regulator), access shall be provided to auditors, other nominated inspectors of the requesting Party or the regulator or the appointee of the regulator to relevant facilities where records are maintained and provision shall be made for such auditors, other inspectors or the regulator or the appointee of the regulator to receive such assistance as they shall reasonably request in relation thereto.

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4.4    In particular, each Party shall make available to the other all information, data and materials:

       (A) reasonably requested by the other Party so as to enable it to evaluate the appropriateness of any charges and expenses payable hereunder; or

       (B) requested by the regulator or the appointee of the regulator in connection with any regulatory inspection.

4.5 The Parties acknowledge that an audit may be required for regulatory purposes and shall maintain all relevant records in such manner and to such standard as may reasonably be requested by either Party for the purposes of compliance with any regulatory requirements.

5.     BILLING AND TAXES

5.1 No later than thirty days following the last day of each calendar quarter, St. Paul Re UK shall provide to Platinum Re UK a report containing an itemised list of the Transitional Services provided to Platinum Re UK during such previous calendar quarter in such form as the Parties shall agree.

5.2 Platinum Re UK shall promptly, and in any event no later than 30 days after receipt of such report unless Platinum Re UK is contesting in good faith the amount set forth in the report, pay to St. Paul Re UK or the affiliate of St. Paul Re UK that provides the relevant Transitional Services, as the case may be, by wire transfer of immediately available funds all amounts payable in respect of the Transitional Services as set forth in such report.

5.3 Each Party shall pay all taxes for which it is the primary obligor as a result of the provision of Transitional Services under this agreement, provided that Platinum Re UK shall be solely responsible for, and shall reimburse St. Paul Re UK or the affiliate of St. Paul Re UK that provides the relevant Transitional Services, as the case may be, in respect of, any sales, gross receipts, value added or transfer tax payable with respect to the provision of any Transitional Service under this agreement (any such reimbursement obligation being, for the avoidance of doubt, in addition to Platinum Re UK's obligation to pay for such Transitional Service).

6.     INDEMNIFICATION AND LIMITATION ON LIABILITY

6.1 Platinum Re UK shall indemnify and hold harmless, to the fullest extent permitted by law, St. Paul Re UK or the relevant affiliate, its officers, directors and employees ("ST. PAUL INDEMNITEES") from and against any and all Losses incurred by any St. Paul Indemnitee arising out of or based upon:

       (A) any actions taken or omitted by any such St. Paul Indemnitee at the direction of Platinum Re UK pursuant to this agreement; or

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       (B)   any breach by Platinum Re UK of any of the covenants it has given under this agreement.

6.2    (A)   Subject to sub-clause 6.2(B) below, St. Paul Re UK shall indemnify and hold harmless, to the fullest extent permitted by law, Platinum
             Re UK, its officers, directors and employees ("PLATINUM
             INDEMNITEES") from and against any and all Losses incurred by any Platinum Indemnitee arising out of or based upon:

             (i) the negligence or wilful misconduct of any person providing Transitional Services; or

             (ii) any breach by St. Paul Re UK of any of the covenants it has given under this agreement.

       (B) Notwithstanding anything to the contrary in this agreement, the total aggregate liability of St. Paul Re UK in respect of indemnifiable Losses pursuant to sub-clause 6.2(A) above shall not in any event exceed the aggregate amount paid to St. Paul Re UK by Platinum Re UK pursuant to sub-clause 3.6 above.

6.3 Except with respect to claims relating to actual fraud, the remedies set forth in this clause 6 shall be the sole and exclusive remedies of the Parties in relation to any and all claims for indemnification under this agreement.

7.     DATA PROTECTION AND BUSINESS INFORMATION

7.1 During the term of this agreement, the Parties shall ensure that they comply at all times with the provisions of the Data Protection Act 1998 and all related legislation, regulations and guidelines.

7.2 Without prejudice to the generality of sub-clause 7.1 above, each Party undertakes to the other to comply in all respects with the authorisations and registrations of the other Party under the Data Protection Act 1998.

7.3    (A)   Each Party shall ensure that to the extent that it holds
             information which relates to the other Party's business it shall provide the other Party with such access to that information as is reasonably required for the other Party to carry on its business.

       (B) For the avoidance of doubt, neither Party shall be required under sub-clause 7.3(A) above to disclose any information which does not relate to the other Party's business.

8.     FORCE MAJEURE

8.1 Neither Party shall be liable to the other for any total or partial failure to comply with any of the terms or provisions of this agreement by reason of an Event of Force Majeure,

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       provided that the affected Party shall take all reasonable steps to mitigate any such failure.

8.2 For the purposes of this clause 8, "EVENTS OF FORCE MAJEURE" shall mean fires, floods, earthquakes, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, strikes, lock-outs or labour difficulties, power outages, equipment failures, computer viruses or malicious acts of third parties and laws, orders, proclamations, regulations, ordinances, demands or requirements of governmental authorities.

9.     TERM AND TERMINATION

9.1 This agreement shall be construed as a separate and independent agreement for each Transitional Service provided hereunder.

9.2 This agreement shall continue in full force and effect until all obligations hereunder have been fulfilled, unless terminated sooner in accordance with the provisions of sub-clause 9.3 below.

9.3    (A)   Platinum Re UK may terminate any or all of the Transitional
             Services upon thirty days' prior written notice at any time to St. Paul Re UK.

       (B) Termination of this agreement with respect to any Transitional Service shall not operate to terminate this agreement with respect to any other Transitional Service then being provided hereunder.

       (C) Notwithstanding anything in this agreement to the contrary, any termination of this agreement with respect to any Transitional Service shall be final.

10.    ARBITRATION

10.1 All matters in difference between the Parties arising under, out of or in connection with this agreement, including formation and validity, and whether arising during or after the period of this agreement, may be referred by either Party to an arbitration tribunal in the manner hereinafter set out.

10.2 Unless the Parties appoint a sole arbitrator within 14 days of one receiving a written request from the other for arbitration, the claimant (the Party requesting arbitration) shall appoint its arbitrator and give written notice thereof to the respondent. Within 14 days of receiving such notice the respondent shall appoint its arbitrator and give written notice thereof to the claimant, failing which the claimant may apply to the appointor hereafter named to nominate an arbitrator on behalf of the respondent.

10.3 The appointor shall be the Chairman for the time being of the A.I.D.A. Reinsurance and Insurance Arbitration Society of the UK ("ARIAS (UK)") or, if he is unavailable or it is

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       inappropriate for him to act for any reason, such person as may be nominated by the Committee of ARIAS (UK).

10.4 Before they enter upon a reference the two arbitrators shall appoint a third arbitrator. Should they fail to appoint such a third arbitrator within 30 days of the appointment of the respondent's arbitrator then any of them or either of the Parties concerned may apply to the appointor for the appointment of the third arbitrator. The three arbitrators shall decide by majority. If no majority can be reached the verdict of the third arbitrator shall prevail. He shall also act as chairman of the tribunal.

10.5 Unless the Parties otherwise agree the arbitration tribunal shall consist of persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance as persons engaged in the industry itself or as lawyers or other professional advisers.

10.6 The arbitration tribunal shall, so far as is permissible under the law and practice of the place of arbitration, have power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to any matters which it may consider proper in the circumstances of the case with regard to pleadings, discovery, inspection of the documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration and may receive and act upon such evidence whether oral or written, strictly admissible or not as it shall in its discretion think fit.

10.7 All costs of the arbitration shall be determined by the arbitration tribunal who may, taking into account the law and practice of the place of arbitration, direct to and by whom and in what manner they shall be paid.

10.8 Unless the Parties otherwise agree, the place of arbitration shall be London, England and, for the avoidance of doubt, the arbitration tribunal shall apply English law.

10.9 The award of the arbitration tribunal shall be in writing and binding upon the Parties who consent to carry out the same.

11.    MISCELLANEOUS

11.1 Neither Party may assign its rights under this agreement without the prior written consent of the other. Subject to the foregoing, this agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

11.2 This agreement and the Formation Agreement constitute the whole and only agreement between the Parties in relation to the subject matter of this agreement and, save to the extent repeated in this agreement and/or the Formation Agreement, supersede any previous agreement between the Parties with respect thereto.

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11.3   This agreement may only be varied in writing signed by each of the
       Parties.

11.4   (A)   No failure or delay on the part of either Party in exercising a right, power or remedy provided by this agreement or by law shall operate as a waiver of that right, power or remedy or a waiver of any other rights, powers or remedies.

       (B) No single or partial exercise of a right, power or remedy provided by this agreement or by law shall prevent further exercise of that right, power or remedy or the exercise of another right, power or remedy.

       (C) Except as otherwise provided herein, the rights, powers and remedies provided in this agreement shall be cumulative and not exclusive of any rights, powers or remedies provided by law.

11.5 If any provision of this agreement or any part of any such provision is held to be invalid, unlawful or unenforceable, such provision or part (as the case may be) shall be ineffective only to the extent of such invalidity, unlawfulness or unenforceability, without rendering invalid, unlawful or unenforceable or otherwise prejudicing or affecting the remainder of such provision or any other provision of this agreement.

11.6 The Parties hereto acknowledge that if any of the provisions of this agreement were not to be performed in accordance with their specific terms or were otherwise to be breached, irreparable damage would occur and damages would not be an adequate remedy. In the event of any such breach, the aggrieved Party shall be entitled, in addition to any other remedy at law or in equity, to specific performance of the terms hereof and immediate injunctive or other equitable relief, without the necessity of proving the inadequacy of money damages as a remedy or of posting any bond or other security.

11.7 Nothing in this agreement shall require Platinum Re UK to purchase any particular quantity or level of any Transitional Service provided under this agreement.

11.8 Except in relation to sub-clauses 3.6, 5.2, 5.3 and 6.1, the Parties do not intend that any term of this agreement shall be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this agreement.

11.9 Nothing in this agreement and no action taken by the Parties under this agreement shall constitute a partnership, association, joint venture or other co-operative entity between the Parties, nor are the terms of this agreement intended to constitute the Parties a joint employer for any purpose.

11.10 Each of the Parties agrees that the provisions of this agreement as a whole are not intended to, and do not, constitute control of the other Party or provide it with the ability to control such other Party, and each Party expressly disclaims any right or power under this agreement to exercise any power whatsoever over the management or policies of the other.

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11.11  Nothing in this agreement shall oblige either Party to act in breach of the requirements of any law, rule or regulation applicable to it, including securities and insurance laws, written policy statements of securities commissions, insurance and other regulatory authorities, and the by-laws, rules, regulations and written policy statements of relevant securities and self-regulatory organisations.

12.    ADDITIONAL SERVICES

       To the extent that, at the request of Platinum Re UK or as required under the terms of this agreement, St. Paul Re UK provides services to, or performs activities for the benefit of, Platinum Re UK in addition to the Transitional Services, including without limitation pursuant to sub-clause 3.10 above, Platinum Re UK shall promptly reimburse St. Paul Re UK for the actual cost to St. Paul Re UK of providing such services or performing such activities and sub-clause 5.3 shall apply to the provision of such services.

13.    UNDERTAKINGS

       Each of the Parties undertakes to the other Party to:

       (A) act in a prompt, business-like and diligent manner, in good faith and in such a way as does not bring the other Party's name into disrepute or damage the goodwill of the other Party's business; and

       (B) comply with all applicable laws, bye-laws and the requirements of any governmental or regulatory authority relating to the performance of the Parties' respective obligations under this agreement.

14.    NOTICES

14.1 Any notice required or permitted to be given under this agreement shall be given in writing to the other Party at its address set out below:

       if to St. Paul Re UK, to:

       St. Paul Reinsurance Company Limited
       27, Camperdown Street,
       London, E1 8DS
       Fax number: 020 7488 6345
       marked for the attention of the Company Secretary

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                                       13

       if to Platinum Re UK, to:

       Platinum Re (UK) Limited
       52, Lime Street,
       London, EC3M 7NL
       Fax number: 020 7623 6610
       marked for the attention of the Company Secretary

       or to such other address or fax number, and marked for the attention of such other person, as may from time to time be notified by the relevant Party to the other Party.

14.2 Any such notice shall be sent by first class post or facsimile transmission (copied by post) or delivered by hand and shall be deemed to be served:

       (A)   in the case of post, on the second business day after posting;

       (B) in the case of facsimile transmission, upon successful transmission (or, if the day of sending is not a business day in the place of receipt, at the opening of business on the first business day in the place of receipt thereafter); and

       (C) in the case of delivery by hand, upon delivery (or, if the day of delivery is not a business day in the place of receipt, at the opening of business on the first business day in the place of receipt thereafter).

15.    GOVERNING LAW

       This agreement shall be governed by and construed in accordance with English law.

16.    COUNTERPARTS

16.1 This agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

16.2 Each counterpart shall constitute an original of this agreement, but the counterparts shall together constitute but one and the same instrument.

IN WITNESS of which each of the Parties has executed this agreement on the day and year first above written.

                    200080/10230 CA021330120 GHXC 211002:1738

                                    SCHEDULE
                              TRANSITIONAL SERVICES

       - IT support - in the form of read-only access to St. Paul Re UK's underwriting and financial systems (in particular, to trading records and contract performance statistics) (provided that Platinum Re UK shall comply with the reasonable requirements of St. Paul Re UK as to security). This will be needed for three years for actuarial reserving evaluations and pricing.

       - Computer network services, including cabling, hubs and switches, to the extent that Platinum Re UK operates the Business at 52 Lime Street, London, EC3M 7NL.

       - Data communication: inter-office data communications (subject to confirmation from BT that the transitional arrangements are permitted by current contract), to the extent that Platinum Re UK operates the Business at 52 Lime Street, London, EC3M 7NL.

       - Internet connectivity, to the extent that Platinum Re UK operates the Business at 52 Lime Street, London, EC3M 7NL.

       -  E-mail.

       - Video conferencing, to the extent that Platinum Re UK operates the Business at 52 Lime Street, London, EC3M 7NL.

       - Environmentally controlled room to house Platinum Re UK's information technology, to the extent that Platinum Re UK operates the Business at 52 Lime Street, London, EC3M 7NL.

       - Telephone network (including voicemail) - to be used by Platinum Re UK until such time as it installs its own - to the extent that Platinum Re UK operates the Business at 52 Lime Street, London, EC3M 7NL.

       - Compliance with insurance regulatory reporting and information requirements - to allow Platinum Re UK appropriate analysis of the business ceded to Platinum Re UK by St. Paul Re UK to enable Platinum Re UK to complete its returns.

       -  Payroll and benefit administration services.

       - Access to and co-operation of claims personnel in settlement of claims concerning clients who are ongoing in Platinum Re UK where St. Paul Re UK is administering the run-off.

       - Facilities management services to the extent that Platinum Re UK operates the Business at 52 Lime Street, London, EC3M 7NL.

                    200080/10230 CA021330120 GHXC 211002:1738

       -  Premium billing and collection services.

       - Quarterly historical experience reports on the run-off business of St. Paul Re UK.

       - Reporting and auditing trails with respect to the business written via the UK Underwriting Agency and Underwriting Management Agreement.

       - [PLATINUM TO ADVISE WHICH (IF ANY) OF THE SERVICES ON THE SCHEDULE OF THE LATEST DRAFT OF THE US MASTER SERVICES AGREEMENT SHOULD BE ADDED HERE]

                    200080/10230 CA021330120 GHXC 211002:1738

SIGNED by                       )
for and on behalf of ST. PAUL   )
REINSURANCE COMPANY             )
LIMITED                         )

SIGNED by                       )
for and on behalf of PLATINUM   )
RE (UK) LIMITED                 )

                    200080/10230 CA021330120 GHXC 211002:1738

                              DATED    *    , 2002

                      ST. PAUL REINSURANCE COMPANY LIMITED

                                       AND

                            PLATINUM RE (UK) LIMITED


                    ----------------------------------------

                          UK MASTER SERVICES AGREEMENT

                    ----------------------------------------


                                SLAUGHTER AND MAY
                                 ONE BUNHILL ROW
                                     LONDON
                                    EC1Y 8YY

                                   (GWJ/GHXC)

                                   CA021330120

                                    CONTENTS

                                                                             PAGE
1.     Interpretation                                                          1

2.     Condition                                                               4

3.     Transitional Services                                                   4

4.     Audit Rights                                                            6

5.     Billing and Taxes                                                       7

6.     Indemnification and Limitation on Liability                             7

7.     Data Protection and Business Information                                8

8.     Force Majeure                                                           8

9.     Term and Termination                                                    9

10.    Arbitration                                                             9

11.    Miscellaneous                                                          10

12.    Additional Services                                                    12

13.    Undertakings                                                           12

14.    Notices                                                                12

15.    Governing Law                                                          13

16.    Counterparts                                                           13

Schedule Transitional Services                                                14